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                                                                    EXHIBIT 10.3

                                PLEDGE AGREEMENT

This Pledge Agreement ("Agreement") dated as of January 30, 2002, 2002 is made between Metropolitan Health Network, Inc. ("Pledgor") and McKesson Corporation ("McKesson").

      Pledgor and McKesson hereby agree as follows:

1. Pledgor acknowledges that it has executed a guaranty in favor of McKesson (the "Guaranty") guaranteeing payment to McKesson of all amounts due and owing to McKesson from time to time by Metcare Rx, Inc., Metcare Rx, Inc.
      (MD), and Ben-Tal Pharmacy Services, Inc. (collectively "Debtors"), each of which is a wholly owned subsidiary of Pledgor, such guaranteed payment obligations to include obligations to pay for products or services purchased from McKesson by the Debtors and obligations to pay the principal and interest of any promissory notes executed by the Debtors in favor of McKesson, together with any related fees, charges or other sums that are due and payable to McKesson (collectively, the "Obligations").

2. As security for the Guaranty and for payment of the Obligations, Pledgor hereby pledges to McKesson and grants McKesson a first priority security interest in 1.5 million shares of Pledgor's stock (the "Pledged Shares"). The Pledged Shares will be duly and validly issued and outstanding, registered and subject to no restrictions on trading no later than March 31, 2002.

3. Pledgor agrees to deliver to McKesson certificates representing the Pledged Shares which shall be issued in the name of McKesson Corporation as shareholder and which shall be held in McKesson's custody during the term of this Agreement or until McKesson exercises its security interest pursuant to Paragraph 8.

4. Pledgor agrees that this Agreement shall create a continuing security interest in and pledge of the Pledged Shares, which shall remain in effect until terminated in accordance with the terms of this Agreement

5. Pledgor shall execute and deliver to McKesson such further financing statements or other documents as McKesson may reasonably request to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Shares pursuant to the Uniform Commercial Code, and to accomplish the purposes of this Agreement.

6. Pledgor represents and warrants that no later than March 31, 2002, all of the Pledged Shares will have been duly and validly issued and will be fully paid and non-assessable; Pledgor will be the legal owner thereof; there will be no restrictions on the transferability of the Pledged Shares; there will be no shareholder agreements or other agreements that relate to the voting or giving of written consents with respect to the



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      Pledged Shares; and there will be no other liens against the Pledged
      Shares or other claims that could be made by anyone to any ownership interest in or rights to the Pledged Shares.

7. Pledgor will not permit the creation of any other liens against the Pledged Shares; will not enter into any shareholders' or other agreement with respect to the Pledged Shares; and will maintain and preserve its corporate existence as long as any Obligations remain outstanding.

8. Upon the occurrence of any default in payment to McKesson of the Obligations or any default under the Guaranty, Pledgor shall have ten (10) days to cure the default. Because it is the sole shareholder of the Debtors and the Guarantor, Pledgor shall be deemed to have notice of the occurrence of such default without receiving any notice of default or demand for payment from McKesson. If Pledgor fails to cure the default within ten days of its occurrence, McKesson may, at its option, exercise its security interest in, and sell, as many of the Pledged Shares as necessary to obtain net proceeds of such sale equal to the amount necessary to cure the default, without notice to Pledgor, and may continue to hold the remainder in custody pursuant to this Agreement. In such event, McKesson may execute such documents and take such actions as McKesson shall deem appropriate to effect the sale of the Pledged Shares. For this purpose, Pledgor hereby constitutes McKesson its attorney-in-fact with full power and authority to do all things necessary to enforce McKesson's security interest in and rights to the Pledged Shares, and to effect their sale. In the event of such a default as specified in this paragraph, McKesson may elect to exercise its security interest in, and sell, only a portion of the number of Pledged Shares it would be entitled to sell at that time, and may continue to hold the remainder in custody pursuant to this Agreement.

9. McKesson shall exercise reasonable care to assure the safe custody of the Pledged Shares while held by McKesson. In consideration for the pledge of shares pursuant to this Agreement McKesson will permit the Debtors to purchase products and services from McKesson with an outstanding aggregate amount of Obligations for all of the Debtors (a) not to exceed $ 900,000 commencing on the date on which McKesson receives custody of the Pledged Shares, and (b) not to exceed $1.5 million commencing on the date on which Pledgor provides evidence satisfactory to McKesson that the Pledged Shares are duly and validly issued and outstanding, registered and not subject to any restrictions on trading (in each case, the "Credit Limit") at such prices and on such payment terms as may be mutually agreed between McKesson and the Debtors; provided, however, that in the event the market value of the Pledged Shares shall decrease at any time either (a) because McKesson has exercised its right to sell some of the Pledged Shares or (b) because the market price per share of the Pledged Shares has gone down, McKesson may reduce the Credit Limit accordingly; and provided, further, that if on March 31, 2002 (i) the Pledged Shares are not duly and validly



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      issued and outstanding, registered and not subject to any restrictions on trading, (ii) all of the representations and warranties in Paragraph 6 of this Agreement are not true and correct, or (iii) the Pledgor is in breach of any of its obligations under this Agreement or any other agreement between the Pledgor and McKesson (including without limitation the Guaranty), then McKesson will set such credit limits for the Debtors as McKesson deems appropriate, in its sole discretion, which may be any amount equal to or greater than zero. Pledgor hereby acknowledges that Pledgor will benefit directly and/or indirectly as sole shareholder from McKesson's extension of credit and sale of products and services to the Debtors.

10. This Agreement shall remain in effect, and the Pledged Shares shall remain in McKesson's custody, as long as the Debtors have any outstanding Obligations to McKesson. McKesson retains the right at any time to cease extending credit terms to any one or more of the Debtors and to require payment in advance of the delivery of any products to any one or more of the Debtors. In the event McKesson ceases to extend credit terms to one or more of the Debtors, the Credit Limit shall be reduced proportionately by the Debtors' average monthly sales volume. The number of Pledged Shares will be reduced proportionately and the excess Pledged Shares returned to Pledgor, and McKesson shall release its security interest in the Pledged Shares to be returned, promptly upon payment in full of the Obligations.

11. Pledgor agrees to reimburse McKesson for any costs and expenses incurred by McKesson, including but not limited to reasonable attorneys' fees and costs, in enforcing its rights under this Agreement or selling the Pledged Shares.

12. This Agreement, together with the Guaranty, constitutes the entire agreement between the parties with regard to the subject matter hereof, and supersedes any prior written or oral understandings. This Agreement may not be amended except in writing signed by both parties, and will be governed by and construed in accordance with the laws of the State of California, without regard to that state's law concerning conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed below by their duly authorized representatives, as of the date first noted above.

PLEDGOR:


METROPOLITAN HEALTH NETWORK, INC.

By:        /s/ DAVID S. GARTNER
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Printed Name:     DAVID S. GARTNER
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Title:            C.F.O.
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MCKESSON:

MCKESSON CORPORATION


By:
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Printed Name:
             ----------------------------------

Title:
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